UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 3, 2023

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)

(513) 397-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

ITEM 1.01– ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 3, 2023, Cincinnati Bell Inc. (the “Company) entered into an Incremental Amendment to Credit Agreement (the “Incremental Amendment”), by and among the Company, Red Fiber Parent LLC (“Holdings”), the Guarantors party thereto, Goldman Sachs Bank USA, as administrative agent (the “Administrative Agent”), and CoBank, ACB, as the Term B-3 Lender, in order to amend certain terms of its existing Credit Agreement (the “Credit Agreement”), dated as of September 7, 2021, as amended as of November 23, 2021, by and among the Company, Holdings, the Administrative Agent and the Lenders and L/C Issuers party thereto. The Incremental Amendment provides for the incurrence of a new tranche of $200 million senior secured term loans (the “Term B-3 Loans”). The proceeds of the Term B-3 Loans will be used (1) to repay a portion of the loans outstanding under the Company’s revolving credit facility and to repay the Company’s existing 7 1/4% Notes due 2023 (including to pay any accrued and unpaid interest with respect to such repayments), (2) to pay fees, expenses and other transaction costs related to the Incremental Amendment and the transactions contemplated thereby and (3) to the extent of the remaining proceeds thereof, for other general corporate purposes. The Term B-3 Loans will mature in November 2028 and will bear interest at a floating rate plus a margin equal to (x) 3.00% for Term B-3 Loans bearing interest based on the Base Rate (as defined in the Credit Agreement) and (y) 4.00%  for Term B-3 Loans bearing interest based on Term SOFR. All other material terms, conditions and covenants of the Credit Agreement were unchanged by the Incremental Amendment.

The foregoing summary of the Incremental Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Incremental Amendment that is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03– CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 9.01– FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1
Incremental Amendment to Credit Agreement, dated as of May 3, 2023, by and among Cincinnati Bell Inc., as the Borrower, Red Fiber Parent LLC, as Holdings, the Guarantors party thereto, Goldman Sachs Bank USA, as Administrative Agent, and CoBank ACB, as the Term B-3 Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: May 3, 2023	By:	/s/ Mary E. Talbott
	Name:	Mary E. Talbott
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Incremental Amendment to Credit Agreement, dated as of May 3, 2023, by and among Cincinnati Bell Inc., as the Borrower, Red Fiber Parent LLC, as Holdings, the Guarantors party thereto, Goldman Sachs Bank USA, as Administrative Agent, and CoBank ACB, as the Term B-3 Lender.